EXHIBIT 10.1

RESTRICTED STOCK UNIT AGREEMENT FOR DIRECTORS

THIS RESTRICTED STOCK UNIT AGREEMENT FOR DIRECTORS (the “Agreement”) is made effective as of _______________ (the “Grant Date”) by and between Schiff Nutrition International, Inc., a Delaware corporation hereinafter referred to as “Company,” and ___________________________, a non-employee director of the Company hereinafter referred to as “Director”:

WHEREAS, the Company wishes to afford the Director the opportunity to own shares of its $0.01 par value Class A Common Stock;

WHEREAS, the Company wishes to carry out the automatic grant and other provisions contained in the 2004 Incentive Award Plan, as amended (the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Administrator of the Plan has determined that it would be to the advantage and best interest of the Company and its stockholders to issue the Units provided for herein to the Director as an inducement to enter into or remain in the service of the Company and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Units.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates. Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

Section 1.1. Administrator

“Administrator” shall mean the entity that conducts the administration of the Plan (including the issue of Units) as provided therein.

Section 1.2. Board

“Board” shall mean the Board of Directors of the Company.

Section 1.3. Code

“Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.4. Common Stock

“Common Stock” shall mean the Class A Common Stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for Common Stock pursuant to the Plan.

Section 1.5 Company

“Company” shall mean Schiff Nutrition International, Inc., a Delaware corporation, or any successor corporation.

Section 1.6. Exchange Act

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Section 1.7. Payment Date

“Payment Date” shall mean the date on which the shares of Common Stock underlying the vested Units are issued to the Director, as provided in Section 3.5.

Section 1.8. Plan

“Plan” shall mean the Schiff Nutrition International, Inc. 2004 Incentive Plan, as amended and/or restated from time to time.

Section 1.9. Rule 16b-3

“Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

Section 1.10. Secretary

“Secretary” shall mean the Secretary of the Company.

Section 1.11. Section 409A Change in Control

“Section 409A Change in Control” shall mean a Change in Control that qualifies as a “change in the ownership or effective control,” or a “change in the ownership of a substantial portion of assets,” of the Company (or the corporate successor thereto), within the meaning of Code Section 409A(a)(2)(A)(v) and the Treasury Regulations thereunder.

Section 1.12. Securities Act

“Securities Act” shall mean the Securities Act of 1933, as amended.

Section 1.13. Termination of Directorship

“Termination of Directorship” shall mean Director’s “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Code, as determined by the Secretary of the Treasury) with the Company. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to a Termination of Directorship, including without limitation, whether a Termination of Directorship has occurred.

Section 1.14. Units

“Units” shall mean the Restricted Stock Units, representing rights to acquire shares of Common Stock subject to the vesting requirements and other conditions set forth in this Agreement, granted under this Agreement and the Plan.

ARTICLE II.

GRAND OF RESTRICTED STOCK UNITS

Section 2.1. Grant of Restricted Stock Units

Effective as of the Grant Date, the Company grants to the Director ___________________ (________) Units, with each Unit representing the right to receive one share of Common Stock subject to the vesting requirements and other conditions set forth in this Agreement and the Plan. The value of the Units on the Grant Date, based on the Fair Market Value of the Common Stock on the Grant Date (as required by the Plan), is [$40,000]1[$50,000]2[$60,000]3.

Section 2.2. Consideration to Company

In partial consideration of the issuance of the Units by the Company, the Director (i) agrees to render faithful and efficient services to the Company as a member of the Board for a period of at least one year from the Grant Date, (ii) agrees not to disclose or use, directly or indirectly, any proprietary or confidential information concerning the Company so long as such information is proprietary and/or confidential, except any disclosure or use that is for the benefit of the Company and is incidental to the Director's service with the Company, and (iii) agrees to abide by all of the terms and conditions of this Agreement and the Plan. Nothing in the Plan or this Agreement shall confer upon the Director any right to continue as a director of the Company.

Section 2.3. Rights as a Stockholder

Except as otherwise provided herein, Director shall not have any of the rights or privileges of a stockholder of the Company with respect to the Units or the underlying shares of Common Stock (whether vested or unvested) unless and until such time as the shares of Common Stock are issued to Director following the vesting of Units.

1 Applicable for the Initial Non-employee Director Award granted in accordance with Section 4.3(a) of the Plan.

2 Applicable for the Annual Non-employee Director Award granted in accordance with Section 4.3(a) of the Plan.

3 Applicable for the Three-Year Award granted in accordance with Section 4.3(b) of the Plan.

ARTICLE III.

VESTING OF UNITS AND ISSUANCE OF SHARES

Section 3.1. Forfeiture of Units

Upon Director’s Termination of Directorship, all unvested Units outstanding as of such Termination of Directorship shall be automatically forfeited and cancelled, without payment of any consideration therefore, effective as of the date of such Termination of Directorship.

Section 3.2. Vesting

(a) The Units shall vest [in three equal annual installments of 1/3 of the Units granted, with the first installment vesting on the first anniversary of the Grant Date, and each of the two subsequent annual installments vesting on the earlier of (i) the anniversary of the Grant Date next following the last vesting date, or (ii) the date of the Company’s annual meeting of stockholders following the last vesting date at which directors are elected that is held within 30 days of the anniversary of the preceding year’s regular annual meeting of stockholders,]4 [in full on the last day of the Three Year Term,]5 conditioned upon the Director’s continued service as a Board member through the applicable vesting date. The vesting of the Units shall cease upon the Director’s Termination of Directorship.

(b) By resolution, the Administrator may, on such terms and conditions as it deems appropriate, accelerated the vesting of the Units at any time or from time to time.

Section 3.3. General Transfer Restrictions

The Director shall not sell, exchange, transfer, alienate, hypothecate, pledge, encumber or assign any Units, or any rights with respect thereto. Unless otherwise permitted by the Administrator in accordance with the terms of the Plan, neither the Units nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Director or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect.

Section 3.4. Dividend Equivalents

The Company hereby grants to Director dividend equivalents, representing the right to be paid in cash or shares of Common Stock, at the Committee’s election, with respect to each Unit that vests pursuant to Section 3.2, in an amount equal to the aggregate amount of normal cash dividends, if any, paid to the Company’s stockholders on one share of Class A Common Stock where the record dates for such dividends paid occurred during the period from the Grant Date through and including the Payment Date (“Dividend Equivalents”). All Dividend Equivalents shall terminate as of the Payment Date. Dividend Equivalents shall not be paid to Director for any Units that do not vest pursuant to Section 3.2.

4 Applicable for the Initial Non-employee Director Award and the Annual Non-employee Director Award granted in accordance with Section 4.3(a) of the Plan.

5 Applicable for the Three Year Award granted in accordance with Section 4.3(b) of the Plan.

Section 3.5. Issuance of Shares of Common Stock; Deferral Election.

(a) Subject to Section 4.4, the Company shall issue to Director one share of Common Stock for each Unit that vests pursuant to Section 3.2 above.

(b) Subject to paragraph (c) of this Section 3.5, the shares of Common Stock issuable to Director as a result of the vesting of Units in accordance with Section 3.1 shall be issued on a payment date determined by the Company that is within 5 days following the vesting date for such Units.

(c) Notwithstanding paragraph (b) of this Section 3.5, Director shall have the right to make a timely election to defer the issuance of all or a portion of the shares of Common Stock otherwise issuable to Director as a result of the Units vesting pursuant to Section 3.2 in the form of the Deferral Election attached hereto as Schedule A (the “Deferral Election”). Any shares of Common Stock, the issuance of which has been properly deferred by the Director pursuant to a timely Deferral Election, shall be referred to herein as “Deferred Shares.” Subject to compliance with Section 4.4, in the event Director makes a timely Deferral Election, the Payment Date for such shares specified on the Deferral Election shall be a date selected by the Company that is within 5 business days following the first to occur (unless otherwise specified in the Deferral Election as to (i) and/or (iv) below) of the following distribution events:

(i)  The date which is one hundred and twenty (120) days following the date of the Director’s Termination of Directorship (or, in the event Director is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, the date which is six months following Director’s Termination of Directorship);

(ii)  The date on which Director becomes disabled (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto);

(iii)  The date of Director’s death;

(iv)  The date certain specified by the Director on the Deferral Election; or

(v)  For the Deferred Shares, the day immediately preceding a Section 409A Change in Control, as applicable (and provided that a Termination of Directorship has occurred in connection with the Change in Control as set forth in Section 3.7(b)).

A Deferral Election is only valid as to those shares of Common Stock as to which Director becomes entitled as a result of the vesting of Units.

Also on each Payment Date, in satisfaction of all Dividend Equivalents granted to Director under this Agreement, the Company shall pay to Director in cash or shares of Common Stock, at the election of the Company, an amount equal to the Dividend Equivalents relating to the number of shares of Common Stock actually paid and issued to Director on such Payment Date in respect of Director’s vested Units.

Section 3.6. Changes to Form or Time of Distribution

Except as otherwise provided herein, the time and form of distribution of shares of Common Stock with respect to the vested Units under this Agreement shall be as set forth in the this Agreement and if applicable, the Deferral Election, and may only be changed in compliance with the requirements of Section 409A(a)(4)(C) of the Code and the Treasury Regulations thereunder, and only with the prior written consent of the Company’s General Counsel.

Section 3.7. Accelerated Vesting and Distribution in Connection with a Change in Control

(a) Notwithstanding Section 3.2., in the event of a Change in Control while Director continues to serve as a director of the Company, the vesting of the Units shall accelerate and shall vest in full effective as of the day immediately preceding any Change in Control.

(b) All shares of Common Stock issuable with respect to Units that vest in accordance with Section 3.7(a) shall be distributed to Director on the day immediately preceding a Change in Control; provided, however, that any Deferred Shares shall only be distributed pursuant to this Section 3.7(b) if the Change in Control is a Section 409A Change in Control and a Termination of Directorship has occurred in connection with the Change in Control.

ARTICLE IV.

OTHER PROVISIONS

Section 4.1. Administration

The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Director, the Company and all other interested persons. No member of the Administrator nor the General Counsel or Secretary of the Company shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Units.

Section 4.2. Withholding Taxes

Director agrees that in the event the issuance of the Units or the shares of Common Stock underlying the Units, or the vesting of the Units, results in the Director’s realization of income which for federal, state or local income or employment tax purposes is, in the opinion of the Company, subject to withholding of tax at source by the Company, the Director will pay to the Company an amount equal to such withholding tax or the Company may withhold such amount from the Director’s fees. The Administrator, in its sole discretion, may also permit the surrender to the Company of shares of Common Stock issuable pursuant to this Agreement in payment of the tax withholding obligation to the extent permitted by law and the Plan and provided such surrender will not result in any adverse accounting consequences to the Company.

Section 4.3. Adjustment for Stock Split, etc.

In the event of any stock dividend, stock split, reverse stock split, distribution of Company assets to stockholders (other than normal cash dividends), recapitalization, combination, reclassification, or similar change in the capital structure of the Company, the Administrator shall make appropriate and equitable adjustments in the Dividend Equivalents, Units, and/or shares of Common stock issuable with respect thereto, consistent with the terms of the Plan. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Dividend Equivalents, Units and the shares of Common Stock issuable with respect thereto, to any and all shares of capital stock or other securities which may be issued in respect of, in exchange for, or in substitution of the Units, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

Section 4.4. Conditions to Issuance of Stock Certificates or Electronic Delivery of the Shares

The shares of Common Stock issuable under this Agreement, or any portion thereof, may be either previously authorized but unissued shares or issued shares of Common Stock that have then been reacquired by the Company. The Company shall not be required to issue, deliver any certificate or certificates or electronically deliver any shares of Common Stock with respect to the Units or any portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion and continued availability of any registration or other qualification of such shares, or an exemption for issuance of such shares, under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) The receipt by the Company of all amounts which, under federal, state or local (or applicable foreign) tax laws, it is required to withhold upon the issuance of such shares; and

(e) The lapse of such reasonable period of time following the Payment Date as the Administrator may from time to time establish for reasons of administrative convenience.

Section 4.5. Limitations Applicable to Section 16 Persons.

Notwithstanding any other provision of the Plan or this Agreement, the Units and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Section 4.6. Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Director shall be addressed to the Director at the address given beneath his signature hereto. By a notice given pursuant to this Section 4.6 either party may hereafter designate a different address for notices to be given. Any notice, which is required to be given to the Director, shall, if the Director is then deceased, be given to the Director’s personal representative if such representative has previously informed the Company of such status and address by written notice under this Section 4.6. Any notice shall be deemed duly given when delivered in person or enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 4.7. Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 4.8. Construction

This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware.

Section 4.9. Conformity to Securities Laws

Director acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Units and shares of Common Stock issuable with respect thereto are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.10. Amendments

This Agreement may not be modified or amended in any way that adversely affects the Director’s rights hereunder, except by an instrument in writing signed by the Director and by a duly authorized representative of the Company.

Section 4.11. Successors and Assigns

The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Director and his or her heirs, executors, administrators, successors and assigns.

Section 4.12. Compliance in Form and Operation with 409A of the Code

This Agreement, the Deferral Election and the Units are intended to comply with Section 409A of the Code and the Treasury Regulations thereunder, and Section 162(m) of the Code and the Treasury Regulations thereunder, and shall be interpreted in a manner consistent with that intention.

Section 4.13. Unfunded Obligations

The obligations of the Company under the Plan and this Agreement shall be unfunded and unsecured, and nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of segregation of the assets of the Company for the benefit of Director or any other person. Director shall have only the rights of a general, unsecured creditor of the Company with respect to the Units, unless and until shares of Common Stock shall be distributed to Director under the terms and conditions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this RESTRICTED STOCK UNIT AGREEMENT FOR DIRECTORS has been executed and delivered by the parties hereto.

SCHIFF NUTRITION INTERNATIONAL, INC.

By:

Name:

Title:

By:

Name:

Title:

DIRECTOR

Name:

Address:

SCHEDULE A

DEFERRAL ELECTION

REGARDING RECEIPT OF RESTRICTED SHARES OR RESTRICTED STOCK UNITS
AND THE DEFERRAL TERMS OF ANY RESTRICTED STOCK UNITS

Name of Director:______________________________________
Grant Date: _________________________

I understand that in accordance with the terms of the Schiff Nutrition International, Inc. 2004 Incentive Award Plan, as amended (the “Plan”), I will be awarded either shares of Restricted Stock (“Restricted Shares”) or Restricted Stock Units (“Units”), as elected by me, by Schiff Nutrition International, Inc. (the “Company”) on the Grant Date specified above. The Restricted Shares and the Units will have a value on the Grant Date equal to [$40,000]6[$50,000]7[$60,000]8, based on the Fair Market Value of the Common Stock on the Grant Date (as required by the Plan), and will vest based on my continued service on the Board of the Company. Capitalized terms used but not defined in this Deferral Election shall have the meaning ascribed to such terms in the Plan or the Agreement.

I understand that this form is to be completed and executed by me: (i) to specify my election as to whether to receive Restricted Shares or Units on the Grant Date; and (ii) if I elect to receive Units, to specify my election (the “Deferral Election”) to defer the receipt of any shares of Class A Common Stock of Schiff Nutritional International, Inc. issuable as a result of the vesting of the Units, including shares issuable from the Dividend Equivalents, if any, granted in connection with such Units. Reference herein to Units includes reference to the Dividend Equivalents granted in connection with the Units.

I have been provided with the form of Restricted Stock Unit Agreement for Directors that would evidence the Units and the form of Restricted Stock Agreement for Directors that would evidence the Restricted Shares (collectively, the “Agreement”), and I understand that the Agreement contains important terms and conditions concerning my Units or Restricted Shares, as applicable, and I am familiar with such terms and conditions.

I understand that in order for my Deferral Election to be effective, I must make my election no later than ____________________. If I do not timely complete and return this Deferral Election form within such time period, then I will be issued Restricted Shares on the Grant Date.

I understand that my election as to whether to receive Restricted Shares or Units, and my election regarding my deferred receipt of the shares of Class A Common Stock issuable upon vesting of the Units (the “Deferred Shares”), if applicable, will result in varying taxable events and effects and I have considered this and the Company’s policies regarding trading blackout periods in making this election. I further understand that in general I will not be able to make any change to my Deferral Elections set forth in this form.

6 Applicable for the Initial Non-employee Director Award granted in accordance with Section 4.3(a) of the Plan.

7 Applicable for the Annual Non-employee Director Award granted in accordance with Section 4.3(a) of the Plan.

8 Applicable for the Three Year Award granted in accordance with Section 4.3(b) of the Plan.

I understand that my elections set forth in this Deferral Election regarding Units apply only with respect to the shares of Common Stock issuable to me as result of the vesting of my Units, as elected, and that such election will not effect the issuance of any other shares of Class A Common Stock pursuant to any other award I may have received in the past or may receive in the future.

Deferral	Election Regarding Receipt of Restricted Shares or Units

I hereby elect to receive the following award on the Grant Date:
(please place an x next to one choice):

______  Restricted Shares; or

______  Units

(Please complete the following section entitled “Deferral Election Regarding Units” if you have elected to receive Units. If you elected to receive Restricted Shares, no further elections are required and you are to please sign the form and return it as indicated).

Deferral	Election Regarding Units

(The following deferral elections are only applicable, and need to be completed, if you have elected to receive Units. Please complete Sections 1 and 2 below and then sign the form and return it as indicated.)

1. Number of shares to be Deferred:

____ I herby elect to defer the issuance of the following percentage of the shares of Class A Common Stock that become issuable to me upon the vesting of my Units:

Deferral Percentage: _________%
(The Deferral Percentage is the percentage of the Units that vest and become issuable as shares of Class A Common Stock, the receipt of which shares is being deferred by this election. This percentage must be a whole percentage from 0% to 100%.)

2. Date when Deferred Shares are to be Issued:

I hereby elect that the Deferred Shares shall be issued to me within five (5) business days following:
(please place an x next to one choice):

____ The date which is one hundred and twenty (120) days following the date of my Termination of Directorship (or, in the event I am a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, the date which is six months following my Termination of Directorship); or

____ The following date __________________________, (please specify the date you would like the Deferred Shares issued to you; this date must be after the vesting date for the Units); or

____ The date which is the earlier of (A) the date which is one hundred and twenty (120) days following the date of my Termination of Directorship (or, in the event I am a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, the date which is six months following my Termination of Directorship); or (B) the following date __________________________, (please specify the date you would like the Deferred Shares issued to you; this date must be after the vesting date for the Units); or

____ The date which is the later of (A) the date which is one hundred and twenty (120) days following the date of my Termination of Directorship (or, in the event I am a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, the date which is six months following my Termination of Directorship); or (B) the following date __________________________, (please specify the date you would like the Deferred Shares issued to you; this date must be after the vesting date for the Units).

I understand that if I do not make an election as to when the Deferred Shares are to be issued, the Deferred Shares will be issued to me within five (5) business days following the date which is one hundred and twenty (120) days following my Termination of Directorship (or, in the event I am a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, the date which is six months following my Termination of Directorship).

I understand, however, that my Deferred Shares will be issued to me sooner than elected above, in the event I die or become disabled (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) prior to the date elected above, in which case the Deferred Shares will be issued to me on the date of my death or on the date as of which I become disabled (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto), as applicable. I also understand that in the event of a Section 409A Change in Control (as defined in the Restricted Stock Unit Agreement) prior to the issuance of my Deferred Shares, the issuance of my Deferred Shares will be accelerated in accordance with the provisions of the Restricted Stock Unit Agreement.

Authorization

I acknowledge that I have reviewed the Plan, the Agreement, and this Deferral Election in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Deferral Election, and fully understand all provisions of the Plan, the Agreement and this Deferral Election and agree to be bound by them.

DIRECTOR:
By:
Print Name:
Address:

Date:

Reminder: You must return this Deferral Election to the General Counsel of Schiff Nutrition International, Inc. on or before _____________.